===============================================================================

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                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934

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                          PERRY'S MAJESTIC BEER, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


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

                          PERRY'S MAJESTIC BEER, INC.
                           100 PLAZA DRIVE, 2ND FLOOR
                           SECAUCUS, NEW JERSEY 07094
             ______________________________________________________

                     INFORMATION STATEMENT TO STOCKHOLDERS
                                JANUARY 15, 1999
            _______________________________________________________

To the Stockholders of Perry's Majestic Beer, Inc.:

     NOTICE IS HEREBY GIVEN that on December 2, 1998, the Board of Directors of Perry's Majestic Beer, Inc., a Delaware corporation (the "Company"), by unanimous written consent, recommended certain amendments (the "Charter Amendments") to the Company's Certificate of Incorporation (i) to increase the authorized shares of Common Stock, par value $.0001 per share, of the Company (the "Common Stock") to forty million (40,000,000); (ii) to effect a one-for-twelve reverse split of all of the issued and outstanding shares of the Company's Common Stock and preferred stock, par value $.0001 per share, including the Series A Convertible Preferred (the "Series A Preferred Stock")(collectively, the "Preferred Stock"); and (iii) to change the name of the Company from Perry's Majestic Beer, Inc. to Phlo Corporation. In addition, on December 18, 1998, the holders of a majority of the outstanding shares of Common Stock approved and adopted the Charter Amendments.

     This Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Charter Amendments in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C, and Section 228 of the Delaware General Corporation Law.

     The Charter Amendments will become effective upon their filing with the Secretary of State of the State of Delaware on or about February 3, 1999, twenty
(20) days after the mailing of this Information Statement (the "Effective Date"). The new charter provisions are set forth on page 7 of this Information Statement.

     This Information Statement is to be mailed on or about January 15, 1999 to the Company's stockholders as of such date (the "Mailing Date"). At the close of business on the Mailing Date, there were issued and outstanding 11,333,335 shares of Common Stock and 500,000 shares of Series A Preferred Stock. A list of stockholders entitled to receive notice will be open to examination by any stockholder, for any purpose germane to the notice, at the offices of Perry's Majestic Beer, Inc., 100 Plaza Drive, 2nd Floor, Secaucus, New Jersey 07094, during ordinary business hours for ten (10) days prior to the Effective Date.

                              By Order of the Board of Directors of
                              Perry's Majestic Beer, Inc.

January 15, 1999                    By:  /s/ James B. Hovis
                                        ____________________________________
                                        James B. Hovis, President and Chief
                                        Executive Officer

                          PERRY'S MAJESTIC BEER, INC.
                           100 PLAZA DRIVE, 2ND FLOOR
                           SECAUCUS, NEW JERSEY 07094


                             INFORMATION STATEMENT


                                  INTRODUCTION

     This Information Statement is first being mailed on or about January 15, 1999 to the stockholders of Perry's Majestic Beer, Inc. (the "Company") as of such date (the "Mailing Date").

     Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation. The Company's Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent. The Company's Bylaws explicitly authorize the use of written consents in lieu of both director and stockholder meetings. Written consents from holders of a majority of the Company's Common Stock were required (and have been received) to approve the actions described in this Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

     On December 2, 1998, the Board of Directors of the Company recommended certain amendments to the Company's Certificate of Incorporation (the "Charter Amendments") (i) to increase the authorized shares of Common Stock, par value $.0001 per share, of the Company (the "Common Stock") to forty million (40,000,000); (ii) to effect a one-for-twelve reverse split ("Reverse Split") of all of the issued and outstanding shares of the Company's Common Stock and preferred stock, par value $.0001 per share, including the Series A Convertible Preferred Stock (the "Series A Preferred Stock")(collectively, the "Preferred Stock"); and (iii) to change the name of the Company from Perry's Majestic Beer, Inc. to Phlo Corporation. The new charter provisions are set forth on page 7 of this Information Statement. On December 18, 1998, the holders of a majority of the outstanding shares of Common Stock approved and adopted the Charter Amendments, which are expected to become effective upon their filing with the Secretary of State on or about February 3, 1999 (the "Effective Date").

AMENDMENT ONE:  INCREASE IN AUTHORIZED SHARES

     Article FOURTH of the Company's Certificate of Incorporation currently authorizes the Company to issue up to 25,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock. The Board of Directors has recommended, and the holders of a majority of the outstanding shares of Common Stock have approved, a Charter Amendment which increases the Company's authorized number of shares of Common Stock to 40,000,000 shares. The additional Common Stock to be authorized by the Charter Amendment would have rights identical to those pertaining to the currently outstanding Common Stock of the Company.

PURPOSE OF THE INCREASE IN AUTHORIZED SHARES

     As of January 15, 1999, the Company had a total of 11,333,335 issued and outstanding shares of Common Stock, out of the 25,000,000 shares currently authorized for issuance, and 500,000 issued and outstanding shares of Series A Preferred Stock, out of the 15,000,000 shares of Preferred Stock currently authorized for issuance. The number of issued and outstanding shares will be reduced to 944,445 shares of Common Stock and 41,667 shares of Series A Preferred Stock, after giving effect to the Reverse Split. The increase in authorized shares of Common Stock to 40,000,000 would make available for issuance 39,055,555 shares of additional Common Stock and there would be available for issuance 14,958,333 shares of additional Preferred Stock.

     The principal purpose of the increase in authorized shares of Common Stock is to allow the Company to consummate the Transaction described in "Recent Change of Control" on page 10. Pursuant to the Transaction, after the Effective Date of the Reverse Split, the Company will issue additional shares of Common Stock to stockholders of X-Treem Products Corporation ("X-Treem") who elect to exchange their shares of capital stock of X-Treem. Holders of warrants to purchase shares of common stock of X-Treem will be issued comparable warrants to purchase the Company's Common Stock. If all of the holders of the capital stock of X-Treem Products Corporation ("X-Treem") exchange their X-Treem shares or warrants for shares of, or warrants to purchase, the Company's Common Stock, the Transaction will result in the stockholders of X-Treem owning ninety-three percent (93%) of the Company's Common Stock, on a fully diluted basis upon consummation of the Transaction. In order to accomplish this presently, the Company would have to issue nearly 100,000,000 shares of Common Stock and warrants to purchase shares of Common Stock, which would exceed the 25,000,000 shares currently authorized. After the Effective Date of the Reverse Split, the Company will have to issue only 10,785,717 additional shares of Common Stock and warrants to purchase 2,550,187 shares of Common Stock to bring the share ownership of the X-Treem stockholders to 93% of the issued and outstanding shares of Common Stock of the Company.

     Also in connection with the Transaction, the Company will privately place with accredited investors up to 881,687 units, each unit consisting of two (2) shares of Common Stock and the right to purchase one (1) additional share of Common Stock.

     In addition, the increase in authorized shares will provide the Company with additional flexibility to use capital stock for business, incentive and financial purposes in the future. For example, the additional shares may be used, without further stockholder approval, for, among other things, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

EFFECT OF THE INCREASE IN AUTHORIZED SHARES

     The Charter Amendment will not affect the rights of the holders of currently outstanding Common Stock of the Company, except for dilutive effects incidental to increasing the number of shares of the Company's capital stock outstanding (when, if and to the extent that such additional shares are actually issued).

AMENDMENT TWO:  REVERSE SPLIT OF COMMON STOCK

     The Board of Directors has recommended, and the holders of a majority of the outstanding shares of Common Stock have approved, a Charter Amendment which effects a one-for-twelve Reverse Split of the issued and outstanding Common Stock and Preferred Stock of the Company. Pursuant to the Reverse Split, every twelve (12) shares of Common Stock issued and outstanding immediately prior to the Effective Date will be combined into, and exchanged for, one share of newly issued Common Stock ("New Common"), and every twelve (12) shares of Preferred Stock outstanding immediately prior to the Effective Date will be combined into, and exchanged for, one share of newly issued Preferred Stock ("New Preferred"), without changing the par value of any shares of capital stock of the Company.

     The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Common Stock or Preferred Stock or the relative rights, preferences, privileges or priorities of any such stockholder.

PURPOSE OF THE REVERSE SPLIT

     The principal purpose of the Reverse Split is to allow the Company to consummate the Transaction described in "Recent Change in Control" on page 10. Pursuant to the Transaction, and after the Effective Date of the Reverse Split, the Company will issue additional shares of Common Stock to stockholders of X-Treem who elect to exchange their shares of capital stock of X-Treem. Holders of warrants to purchase shares of common stock of X-Treem will be issued comparable warrants to purchase the Company's Common Stock. If all of the holders of capital stock of X-Treem exchange their X-Treem shares or warrants for shares of, or warrants to purchase, the Company's Common Stock, the Transaction will result in the stockholders of X-Treem owning ninety-three percent (93%) of the Company's Common Stock, on a fully diluted basis upon consummation of the Transaction. In order to accomplish this presently, the Company would have to issue nearly 100,000,000 shares of Common Stock and warrants to purchase shares of Common

Stock. After giving effect to the Reverse Split, the Company will have to issue only 10,785,717 additional shares of Common Stock and warrants to purchase 2,550,187 shares of Common Stock to bring the share ownership of the X-Treem stockholders to 93% of the issued and outstanding Common Stock of the Company.

EFFECT OF THE REVERSE SPLIT

     The principal effect of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 11,333,335 shares of Common Stock as of January 15, 1999 to approximately 944,445 shares of New Common and to decrease the number of issued and outstanding shares of Series A Preferred Stock from 500,000 as of January 15, 1999 to approximately 41,667 shares of New Preferred. After giving effect to both the Reverse Split and the increase in authorized Common Stock, and based on the number of outstanding shares of existing Common Stock and Preferred Stock as of January 15, 1999, 39,055,555 shares of Common Stock would be authorized but unissued and 14,958,333 shares of Preferred Stock would be authorized but unissued as of the Effective Date.

     The New Common and New Preferred issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common and New Preferred will have the same par value, voting rights and other rights as those pertaining to the shares of the existing Common Stock and Preferred Stock. Each outstanding option or warrant to purchase the Company's Common Stock will automatically become an option or warrant, as the case may be, to purchase one-twelfth (1/12) the number of shares of Common Stock purchasable pursuant to such option or warrant immediately prior to the Effective Date of the Reverse Split at an exercise price which will be appropriately adjusted to reflect the Reverse Split, subject to adjustment as a result of the elimination of fractional shares, and except as otherwise provided pursuant to the terms of such option or warrant.

STOCK CERTIFICATES AND FRACTIONAL SHARES

     The Reverse Split will occur on the Effective Date without any further action on the part of the stockholders of the Company and without regard to the date or dates on which certificates representing shares of existing Common Stock and Preferred Stock are actually surrendered by each holder thereof for certificates representing the number of shares of New Common and New Preferred which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, certificates representing shares of Common Stock and Preferred Stock will be deemed to represent one-twelfth (1/12) of such number of shares of New Common or New Preferred, as the case may be. Certificates representing shares of New Common and New Preferred will be issued in due course as old certificates are tendered (in accordance with the procedures described below under "--Exchange of Stock Certificates") for exchange or transfer to the Company at 100 Plaza Drive, 2nd Floor, Secaucus, New Jersey 07094.

     No fractional shares of New Common or New Preferred will be issued and, in lieu thereof, the Company will issue scrip in registered or bearer form which will entitle the holder thereof to receive a certificate for a full share of New Common or New Preferred, as the case may be, upon the surrender to the Company of such scrip aggregating a full share.

NO CHANGE IN COMPANY'S STATUS

     The Company does not currently intend to seek, either before or after the Reverse Split, any change whatsoever in the Company's status as a reporting company for federal securities law purposes.

EXCHANGE OF STOCK CERTIFICATES

     After the Effective Date, stockholders will be furnished the necessary transmittal form (the "Transmittal Form") to transmit certificates representing shares of existing Common Stock and Preferred Stock ("Old Certificates") to the Company for exchange or transfer. The Transmittal Form will contain instructions for the surrender of Old Certificates to the Company in exchange for certificates representing the appropriate number of whole shares of New Common and New Preferred. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed Transmittal Form to the Company.

     Upon proper completion and execution of the Transmittal Form and its return to the Company together with all of a stockholder's Old Certificates and/or an Affidavit of Loss for any lost or destroyed certificates, as applicable, such stockholder will receive a new certificate or certificates representing the number of whole shares of New Common or New Preferred into which the shares of Common Stock or Preferred Stock represented by the Old Certificates are being converted as a result of the Reverse Split. Until surrendered to the Company, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common or New Preferred to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Company until after the Effective Date and after they have received and completed the Transmittal Form. Shares of existing Common Stock or Preferred Stock surrendered after the Effective Date shall be replaced by certificates representing shares of New Common or New Preferred as soon as practicable after such surrender.

     No service charge will be payable by holders of shares of existing Common Stock or Preferred Stock in connection with the exchange of shares and all expenses of the exchange and issuance of new certificates will be borne by the Company. A fee may be charged, however, to any holder of existing Common Stock or Preferred Stock who requests a transfer of ownership.

     Certificates representing shares of existing Common Stock or Preferred Stock which contain a restrictive legend will be exchanged for New Common or New Preferred with the same restrictive legend. As applicable, the time period during which a stockholder has held the existing Common Stock or Preferred Stock will be included in the time period during which such stockholder actually holds the New Common or New Preferred received in exchange for such existing Common Stock or Preferred Stock for the purpose of determining the term of the restrictive period applicable to the New Common or New Preferred.

FEDERAL INCOME TAX CONSEQUENCES

     The receipt of New Common or New Preferred in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. A stockholder's tax basis in any New Common or New Preferred received as a result of the Reverse Split (including any scrip representing fractional share interests) will be equal to such stockholder's basis in the existing Common Stock or Preferred Stock exchanged therefor. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common or New Preferred, a stockholder's holding period for the New Common or New Preferred received as a result of the Reverse Split will include such stockholder's holding period in the Common Stock or Preferred Stock exchanged therefor, provided such Common Stock or Preferred Stock was held as a capital asset at the time of the Reverse Split.

     THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT. NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO THE STOCKHOLDERS OF THE COMPANY AS A RESULT OF THE REVERSE SPLIT.

AMENDMENT THREE:  CHANGE OF CORPORATE NAME

     The Board of Directors has recommended, and the holders of a majority of the outstanding shares of Common Stock have approved, a Charter Amendment which changes the Company's name from Perry's Majestic Beer, Inc. to Phlo Corporation. The Company believes that the new name better reflects its current line of business, which is the distribution of applesauce and related products, and the business of its new subsidiary, X-Treem Products Corporation, a corporation engaged primarily in the manufacture and distribution of non-alcoholic beverages. See "Recent Change of Control" on page 10. Neither company currently manufactures or distributes beer or other alcoholic beverages. Accordingly, the Company's name will become Phlo Corporation on the Effective Date.

TEXT OF CHARTER AMENDMENTS

1. Article FOURTH of the Certificate of Incorporation of the Company will be deleted and replaced by the following paragraph:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is forty million (40,000,000) shares of Common Stock, par value $.0001 per share, and fifteen million (15,000,000) shares of Preferred Stock, par value $.0001 per share."

2. The following Article TWELFTH of the Certificate of Incorporation of the Company will be included as a new paragraph:

          "TWELFTH:  On February 3, 1999 (the "Effective Date") every twelve
     (12) outstanding shares of Common Stock of the corporation shall be combined into one newly issued share of Common Stock ("New Common") and every twelve (12) issued and outstanding shares of Preferred Stock of the corporation shall be combined into one newly issued share of Preferred Stock ("New Preferred") without the necessity for any further action on the part of the holders thereof or the corporation (the "Reverse Split"), provided that the corporation intends to exchange certificates representing existing Common Stock or Preferred Stock outstanding immediately prior to the Effective Date of the Reverse Split into new certificates representing the number of shares of New Common or New Preferred resulting from the Reverse Split. No fractional shares of New Common or New Preferred shall be issued to any holder of less than twelve (12) shares or any number of shares which, when divided by twelve (12), does not result in a whole number. In lieu of fractional shares, the corporation shall issue scrip in registered or bearer form which shall entitle the holder thereof to receive a certificate for a full share of New Common or New Preferred, as the case may be, upon the surrender to the corporation of such scrip aggregating a full share. The par value of Common Stock and Preferred Stock shall remain as otherwise provided in this Certificate of Incorporation and shall not be modified in any way as a result of the Reverse Split. From and after the Effective Date, the terms "New Common" and "New Preferred" as used in this Article TWELFTH shall mean Common Stock and Preferred Stock of the corporation as provided in this Certificate of Incorporation."

3. Article FIRST of the Certificate of Incorporation of the Company will be deleted and replaced by the following paragraph:

          "FIRST. The name of the corporation (hereinafter called the "corporation") is Phlo Corporation."

EFFECTIVENESS OF CHARTER AMENDMENTS

     The Company reserves the right, upon notice to stockholders, to abandon or modify the Charter Amendments at any time prior to their filing with the Secretary of State on or about February 3, 1999.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Mailing Date, certain information known to the Company with regard to the beneficial ownership of outstanding shares of the Company's voting stock by: (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares of the Company's voting stock; (ii) each director and named executive officer of the Company individually; and (iii) all directors and executive officers of the Company as a group. This table does not reflect the effect of the Reverse Split described in this Information Statement.

Name and Address                                Shares of          Percentage (%) of
of Beneficial Owner (1)                   Common Stock Owned (2)    Common Stock (3)
---------------------------------------   ----------------------   ------------------
James B. Hovis (4)                                     4,772,800               40.33%
Anne P. Hovis (5)                                      4,772,800               40.33%
Edward J. Mathias (6)                                  3,227,200               27.27%
Mark Butler (7)                                          825,000                6.52%
Robert J. Sipper (8)                                     825,000                6.52%
Edward Tuft (9)                                          200,000                1.66%
All officers and directors as a group
  (five persons) (7) (8)                               6,622,800               48.40%

________________________________
(1) The address of each Stockholder shown above except as otherwise indicated is c/o Perry's Majestic Beer, Inc., 100 Plaza Drive, 2nd Floor, Secaucus, New Jersey 07094.

(2) Based upon information supplied by officers, directors and principal stockholders, as well as Schedules 13G filed with the Securities and Exchange Commission. Unless otherwise noted, each person or group identified possesses sole voting and sole investment power with respect to such shares, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the Mailing Date, upon the exercise of options or warrants.

(3) Based upon 11,333,335 shares of Common Stock and 500,000 shares of Series A Preferred Stock (which is voting stock and convertible into Common Stock at the option of the holder) outstanding as of the Mailing Date and options or warrants to purchase shares of Common Stock which are exercisable by each listed individual within 60 days.

(4) Includes 3,139,200 shares as to which Mr. Hovis has sole voting power and 1,633,600 shares as to which he shares the power to dispose with his wife, Anne P. Hovis. Mr. Hovis is President, Chief Executive Officer and a Director of the Company.

(5) Includes 1,633,600 shares as to which Mrs. Hovis has sole voting power and 3,139,200 shares as to which she shares the power to dispose with her husband, James B. Hovis. Mrs. Hovis is Executive Vice President, General Counsel, Secretary and a Director of the Company.

(6) Mr. Mathias' address is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2505.

(7) Includes options issued in December 1998 to purchase 425,000 shares of Common Stock, exercisable at $0.01 per share, options issued in January 1998 to purchase 200,000 shares of Common Stock, exercisable at $0.16 per share, options issued in September 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.50 per share, and options issued in June 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.875 per share. Mr. Butler is Vice President of Food Sales and a Director of the Company.

(8) Includes options issued in December 1998 to purchase 425,000 shares of Common Stock, exercisable at $0.01 per share, options issued in January 1998 to purchase 200,000 shares of Common Stock, exercisable at $0.16 per share, options issued in September 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.50 per share, and options issued in June 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.875 per share. Mr. Sipper is the Chief Operating Officer and a Director of the Company.

(9) Includes options issued in July 1998 to purchase 200,000 shares of Common Stock, exercisable at $0.10 per share. Mr. Tuft is a Director of the Company. His address is c/o Leroux Creek Products, Inc., 970 3100 Road, Hotchkiss, Colorado 81419.


                            RECENT CHANGE OF CONTROL

     On December 7, 1998, the Company acquired approximately 80% of the capital stock of X-Treem, a privately owned, New Jersey-based beverage company, through an exchange with the stockholders of X-Treem of up to 93% of the issued and outstanding shares of the Company's Common Stock as of the closing of the exchange transaction, whereby X-Treem will become a wholly-owned subsidiary of the Company (the "Transaction").

     In connection with the Transaction, the Company issued an aggregate of 8,000,000 shares of its Common Stock to James B. Hovis, Anne P. Hovis and Edward
J. Mathias, former principal stockholders of X-Treem (the "Exchanging Stockholders"). Subsequent to the issuance, James B. Hovis, Anne P. Hovis and Edward J. Mathias beneficially owned, in the aggregate, approximately 71% of the outstanding Common Stock of the Company. In addition, on December 2, 1998, by unanimous written consent of the directors of the Company, the membership of the Board of Directors of the Company was increased from three (3) to a maximum of eight (8) directors and James B. Hovis, Anne P. Hovis and Robert J. Corsaro, Jr., an officer of X-Treem, were elected to fill some of the newly created vacancies.

     Pursuant to the Transaction, subsequent to the Effective Date of the Reverse Split, additional shares of the Company's Common Stock will be issued to the stockholders of X-Treem who elect to exchange their shares of capital stock of X-Treem. Holders of warrants to purchase shares of common stock of X-Treem will be issued comparable warrants to purchase the Company's Common Stock. If all of the holders of the capital stock of X-Treem exchange their X-Treem shares or warrants for shares or warrants to purchase the Company's Common Stock, the Transaction will result in the stockholders of X-Treem owning ninety-three percent (93%) of the Company's capital stock, on a fully diluted basis, upon consummation of the Transaction.

     In connection with the Transaction, the Company received approximately $400,000 from the private placement with accredited investors of up to 881,687 units, each unit consisting of two (2) shares of its Common Stock and the right to purchase one (1) additional share of Common Stock. The proceeds are to be used for working capital. In addition, upon the closing of the Transaction, the Company entered into a license agreement, which grants the Company a license to use and an option to purchase certain intellectual property of X-Treem.

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

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Thus, the Company files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read, inspect and copy any documents filed by the Company with the SEC at the SEC's public reference facilities, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or in the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Company's filings can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."


                              PERRY'S MAJESTIC BEER, INC.



January 15, 1999                    By: /s/ James B. Hovis
                                        ____________________________________
                                        James B. Hovis
                                        President and Chief Executive Officer

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